                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              Weyco Group, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                              Weyco Group, Inc.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                             WEYCOGroup, Inc. logo

                              Milwaukee, Wisconsin

                                   Notice of

                         ANNUAL MEETING OF SHAREHOLDERS

                           To be Held April 22, 1997

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of WEYCO GROUP, INC., a Wisconsin corporation (hereinafter called the "Company"), will be held at the general offices of the Company, 234 East Reservoir Avenue, Milwaukee, Wisconsin 53212, on Tuesday, April 22, 1997 at 10:00 A.M. (Central Daylight
Time), for the following purposes:

    1. To elect two members to the Board of Directors;

    2. To consider and transact any other business that properly may come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 4, 1997 as the record date for the determination of the common shareholders entitled to notice of and to vote at this annual meeting or any adjournment thereof.

The Board of Directors requests that you indicate your voting directions, sign and promptly mail the enclosed proxy(ies) for the meeting. Any proxy may be revoked at any time prior to its exercise.

                                           By order of the Board of Directors,

                                                    JOHN F. WITTKOWSKE

                                                        Secretary

March 24, 1997

                                PROXY STATEMENT

                                  INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of Weyco Group, Inc. for exercise at the annual meeting of shareholders to be held at the offices of the Company, 234 East Reservoir Avenue, Milwaukee, Wisconsin 53212, at 10:00 A.
M. (Central Daylight Time) on Tuesday, April 22, 1997 or any adjournment thereof.

Any shareholder delivering the form of proxy has the power to revoke it at any time prior to the time of the annual meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attendance at the meeting and electing to vote in person by giving notice of such election to the Secretary of the Company. Proxies properly signed and returned will be voted as specified thereon. The proxy statements and the proxies are being mailed to shareholders on approximately March 24, 1997.

The Company has two classes of common stock entitled to vote at the meeting -- Common Stock, $1.00 par value, with one vote per share and Class B Common Stock, $1.00 par value, with ten votes per share. As of March 4, 1997, the record date for determination of the common shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, there were outstanding 1,259,116 shares of Common Stock and 328,359 shares of Class B Common Stock.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information, as of March 4, 1997, with respect to the beneficial ownership of the Company's common stock by each director and nominee for director, for each of the named executive officers identified for "Management Compensation" herein and by all directors and executive officers as a group.

                                                           COMMON STOCK           CLASS B COMMON STOCK
                                                     ------------------------   ------------------------
                                                     NO. OF SHARES              NO. OF SHARES
                                                     AND NATURE OF              AND NATURE OF
                                                      BENEFICIAL     PERCENT     BENEFICIAL
                                                       OWNERSHIP     OF CLASS     OWNERSHIP     PERCENT
                                                        (1)(2)         (3)           (2)        OF CLASS
                                                     -------------   --------   -------------   --------
Thomas W. Florsheim................................     164,278       12.84        202,140       61.55
  234 E. Reservoir Ave., Milwaukee, WI 53212
John W. Florsheim..................................      31,208        2.46          3,422        1.04
  234 E. Reservoir Ave., Milwaukee, WI 53212
Thomas W. Florsheim, Jr. ..........................      45,304        3.56          3,514        1.07
  234 E. Reservoir Ave., Milwaukee, WI 53212
James F. Gorman....................................      12,000         .95          3,000         .91
Peter S. Grossman..................................      11,825         .93          3,700        1.13
Robert Feitler.....................................      17,202        1.36         22,202        6.76
Leonard J. Goldstein...............................       1,000         .08             --          --
Frank W. Norris....................................       2,774         .18            274         .08
Frederick P. Stratton, Jr..........................       9,000         .71          6,000        1.83
All Directors and Executive Officers as a Group (11
  persons including the above-named)...............     313,991       23.32        244,252       74.37

NOTES:

(1) Includes the following unissued shares deemed to be "beneficially owned" under Rule 13d-3 which may be acquired upon the exercise of outstanding stock options: Mr. Thomas W. Florsheim -- 20,000; Mr. Robert Feitler -- 10,000; Mr. John W. Florsheim -- 11,500; Mr. Thomas W. Florsheim, Jr. -- 14,000; James F. Gorman -- 8,000; Peter S. Grossman -- 8,000; All Directors and Executive Officers as a Group -- 87,500.

(2) The specified persons have sole voting power and sole dispositive power as to all shares indicated above, except for the following shares as to which voting and dispositive power are shared:

                                COMMON   CLASS B COMMON
                                ------   --------------
Thomas W. Florsheim             4,316        4,316
John W. Florsheim               1,538           --
Thomas W. Florsheim, Jr.        1,538           --
Peter S. Grossman               1,900        3,700
All Directors and Executive
  Officers as a Group           9,292        8,016

(3) Calculated on the basis of outstanding shares plus shares which can be acquired upon exercise of outstanding stock options.

The following table sets forth information, as of December 31, 1996, with respect to the beneficial ownership of the Company's Common Stock by those persons, other than those reflected in the above table, believed by the Company to own beneficially more than five percent (5%) of the Common Stock outstanding. The Company believes there are no other persons who own beneficially more than five percent (5%) of the Class B Common Stock outstanding.

NAME AND ADDRESS OF                                 AMOUNT AND NATURE OF
BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP   PERCENT OF CLASS
--------------------------------------------------  --------------------   ----------------
Quest Advisory Corp., and Quest Management Company
1414 Avenue of the Americas
New York, New York 10019                                  150,638               11.96

NOTE:

   According to the Schedule 13G statement filed as a group by Quest Advisory Corp. and Quest Management Company in February 1997, Quest Advisory Corp. has sole voting and dispositive power with respect to 128,950 shares of Common Stock of the Company and Quest Management Company has sole voting and dispositive power with respect to 21,688 shares of Common Stock of the Company.

                             ELECTION OF DIRECTORS

A majority of the votes entitled to be cast by outstanding shares of Common Stock and Class B Common Stock (considered together as a single voting group), represented in person or by proxy, will constitute a quorum at the annual meeting.

Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock and Class B Common Stock (voting together as a single voting group) at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Votes "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors. Votes will be tabulated by an inspector at the meeting.

The persons who are nominated as directors and for whom the proxies will be voted and all continuing Directors are listed below. If any of the nominees should decline or be unable to act as a Director, which eventuality is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

There are no family relationships between any of the Company's directors and executive officers, except that Thomas W. Florsheim is the father of Thomas W. Florsheim, Jr. and John W. Florsheim.

                                       SERVED AS
          NOMINEES                     DIRECTOR                    PRINCIPAL OCCUPATION AND
   FOR TERM EXPIRING 2000       AGE      SINCE                        BUSINESS EXPERIENCE
----------------------------    ---    ---------    -------------------------------------------------------
John W. Florsheim               33       1996       Executive Vice President of the Company, 1996 to pre-
                                                    sent; Vice President of the Company, 1994 to 1996;
                                                    Brand Manager, M&M/Mars, Inc. 1990 to 1994

Frederick P. Stratton, Jr.      57       1976       Chairman of the Board and Chief Executive Officer of
  (1)(2)(3)(4)                                      Briggs & Stratton Corporation (Manufacturer of Gasoline
                                                    Engines) 1986 to present; also a Director of Banc One
                                                    Corporation and Wisconsin Energy Corporation
  CONTINUING DIRECTORS
    TERM EXPIRES 1999
----------------------------
Thomas W. Florsheim, Jr.        39       1996       President and Chief Operating Officer of the Company,
                                                    1996 to present; Vice President of the Company, 1988 to
                                                    1996

Robert Feitler                  66       1964       Chairman, Executive Committee of the Company, 1996 to
  (1)                                               present; President and Chief Operating Officer of the
                                                    Company 1968 to 1996; also a Director of Associated
                                                    Banc-Corp. and Strattec Security Corp.

Leonard J. Goldstein            70       1992       Retired; Chairman of the Board of Miller Brewing Com-
  (1)(2)(3)(4)                                      pany 1991 to 1993; President and Chief Executive
                                                    Officer of Miller Brewing Company 1988 to 1991
   CONTINUING DIRECTORS
     TERM EXPIRES 1998
----------------------------
Thomas W. Florsheim             66       1964       Chairman of the Board and Chief Executive Officer of
  (1)                                               the Company 1968 to present

Frank W. Norris                 76       1981       Director of Associated Bank Milwaukee; President of
  (1)(2)(3)(4)                                      Associated Bank Milwaukee, 1994; Vice Chairman of the
                                                    Board of Associated Bank Milwaukee, 1991 to 1994;
                                                    Chairman of the Board of Associated Bank Milwaukee,
                                                    1985 to 1991

NOTES:

(1) Member of Executive Committee, of which Mr. Feitler is Chairman. No meetings were held in 1996. The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board, except for declaring dividends, filling vacancies in the Board of Directors or committees thereof, amending the Articles of Incorporation, adopting, amending or repealing Bylaws and certain other matters.

(2) Member of Audit Committee, of which Mr. Stratton is Chairman. One meeting was held in 1996. The Audit Committee reviews accounting policies and practices of the Company, including the adequacy of the system of internal accounting controls. It also recommends to the Board a firm of independent public accountants to make an audit of the annual financial statements of the Company and reviews with the independent public accountants the plan and result of their audit of these financial statements.

(3) Member of Compensation and Fringe Benefit Committee, of which Mr. Norris is Chairman. No meetings were held in 1996. The Compensation and Fringe Benefit Committee establishes compensation arrangements for senior management.

(4) Member of Stock Option Committee, of which Mr. Norris is Chairman. One meeting was held in 1996. The Stock Option Committee administers the granting of stock options to officers and other key employees of the Company and its subsidiaries.

The Board of Directors held nine meetings in 1996. The Company has no nominating or similar committee of the Board of Directors.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth total compensation of the Chief Executive Officer, the four other most highly compensated executive officers of the Company as of December 31, 1996 and a former executive, all for the year 1996, as well as for the Company's two previous years.

                                                                              LONG TERM COMPENSATION
                                                                         ---------------------------------
                                       ANNUAL COMPENSATION                       AWARDS            PAYOUTS
                            ------------------------------------------   -----------------------   -------
                                                          OTHER ANNUAL   RESTRICTED    OPTIONS/     LTIP      ALL OTHER
    NAME AND PRINCIPAL                                    COMPENSATION     STOCK         SARS      PAYOUTS   COMPENSATION
         POSITION           YEAR   SALARY($)   BONUS($)      ($)(1)      AWARDS($)    (#) (2)(3)     ($)        ($)(1)
--------------------------  ----   ---------   --------   ------------   ----------   ----------   -------   ------------
Thomas W. Florsheim         1996    400,000        --          --            --          5,000         --          --
  Chairman and Chief        1995    400,000        --          --            --          5,000         --          --
  Executive Officer         1994    400,000        --          --            --          5,000         --          --

Robert Feitler              1996    256,000        --          --            --          --            --          --
  President and Chief       1995    350,000        --          --            --          5,000         --          --
  Operating Officer(4)      1994    350,000        --          --            --          5,000         --          --

Thomas W. Florsheim, Jr.    1996    202,100        --          --            --          5,000         --          --
  President and Chief       1995    152,000        --          --            --          5,000         --          --
  Operating Officer(5)      1994    141,855        --          --            --          2,000         --          --

John W. Florsheim           1996    147,600        --          --            --          5,000         --          --
  Executive Vice President  1995    106,000        --          --            --          5,000         --          --
  (5)                       1994     82,700        --          --            --          1,500         --          --

James F. Gorman             1996    212,700      5,000         --            --          2,000         --          --
  Vice President            1995    199,500        --          --            --          2,000         --          --
                            1994    197,023        --          --            --          2,000         --          --

Peter S. Grossman           1996    222,400      5,000         --            --          2,000         --          --
  Vice President            1995    207,500        --          --            --          2,000         --          --
                            1994    206,355        --          --            --          2,000         --          --

NOTES:

(1) Other compensation to the named individuals did not exceed the lesser of $50,000 or 10% of salary.

(2) Options to acquire shares of Common Stock.

(3) The Company has granted no stock appreciation rights.

(4) Effective April 23, 1996 Robert Feitler retired as President and became Chairman of the Executive Committee.

(5) Effective April 23, 1996 Thomas W. Florsheim, Jr. was elected President and Chief Operating Officer of the Company and John W. Florsheim was elected Executive Vice President of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
------------------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                  NUMBER OF    % OF TOTAL                                VALUE AT ASSUMED
                                  SECURITIES    OPTIONS/                                  ANNUAL RATES OF
                                  UNDERLYING      SARS                                      STOCK PRICE
                                   OPTIONS/    GRANTED TO                                APPRECIATION FOR
                                     SARS      EMPLOYEES    EXERCISE OR                     OPTION TERM
                                   GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   ---------------------
             NAME                    (#)          YEAR        ($/SH)         DATE      5% ($)       10% ($)
-------------------------------   ----------   ----------   -----------   ----------   -------      --------
Thomas W. Florsheim               5,000        17           40.75         12/06/06     128,100      324,700
Robert Feitler                    --           --           --                --         --            --
James F. Gorman                   2,000        7            40.75         12/06/06     51,300       129,900
Peter S. Grossman                 2,000        7            40.75         12/06/06     51,300       129,900
Thomas W. Florsheim, Jr.          5,000        17           40.75         12/06/06     128,100      324,700
John W. Florsheim                 5,000        17           40.75         12/06/06     128,100      324,700

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table provides information related to options exercised by the named executive officers during 1996 and the number and value of options held at December 31, 1996. The Company has not granted any stock appreciation rights.

                                                     VALUE          NUMBER OF        VALUE OF UNEXERCISED
                                  SHARES ACQUIRED   REALIZED   UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
              NAME                ON EXERCISE(#)    ($) (1)     AT FY-END(#) (2)     AT FY-END($) (2)(3)
              ----                ---------------   --------   -------------------   --------------------
Thomas W. Florsheim                       --             --          20,000                114,375
Robert Feitler                            --             --          10,000                 98,125
James F. Gorman                           --             --           8,000                 45,750
Peter S. Grossman                         --             --           8,000                 45,750
Thomas W. Florsheim, Jr.                  --             --          14,000                 55,500
John W. Florsheim                         --             --          11,500                 26,750

NOTES:

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) All options held by the named individuals at December 31, 1996 were exercisable and in-the-money.

(3) The fair market value of the Company's Common Stock at December 31, 1996 was $41.625 (average of bid -- $40.25 and asked -- $43.00). Value was calculated on the basis of the difference between the option exercise price and $41.625 multiplied by the number of shares of Common Stock underlying the option.

PENSION PLANS

The Company maintains a defined benefit pension plan for various employees of the Company, including salaried employees. The Company also maintains an unfunded excess benefits plan so that participants in the defined benefit pension plan may receive pension benefits which they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code.

The following table shows estimated annual benefits payable at normal retirement under the general plan formula to persons whose normal retirement age is 65 in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $150,000 are payable pursuant to the excess benefits plan.

                                YEARS OF SERVICE
HIGHEST FIVE YEAR   ----------------------------------------
AVERAGE EARNINGS      10         15         20         25
-----------------   -------   --------   --------   --------
    $100,000        $14,000   $ 22,000   $ 29,000   $ 36,000
     150,000         22,000     34,000     45,000     56,000
     200,000         30,000     46,000     61,000     76,000
     250,000         38,000     58,000     77,000     96,000
     300,000         46,000     70,000     93,000    116,000
     350,000         54,000     82,000    109,000    136,000
     400,000         62,000     94,000    125,000    156,000
     450,000         70,000    100,000    141,000    176,000
     500,000         78,000    118,000    157,000    196,000

The plans provide for normal retirement at age 65 and provide for reduced benefits for early retirement beginning at age 55. Pension benefits are payable as a straight life annuity and are calculated under a formula which is integrated with Social Security, although the amounts determined under the formula are not reduced by Social Security benefits or other offsets. The normal retirement benefit is based on (i) the highest average earnings for any 5 consecutive years during the 10 calendar years ending with the year of retirement, (ii) length of service up to 25 years and (iii) the highest average covered compensation for Social Security purposes. Earnings covered by the plan are generally defined as wages for purposes of federal income tax withholding and therefore may include minor items in addition to those included in the above Summary Compensation Table as "Salary". Years of credited service under the plans for the individuals described in the above Summary Compensation Table are as follows: Mr. Florsheim -- 25; Mr. Feitler -- 25; Mr. Gorman -- 25; Mr. Grossman -- 25; Mr. Florsheim, Jr. -- 15; John W. Florsheim -- 3.

The foregoing describes the general formula under the defined benefit plan and related excess benefits plan as revised in 1991. Those salaried employees who were covered in the plans on January 1, 1989 are provided with the higher of the benefits described above or a minimum benefit based on a prior formula through the defined benefit plan, the unfunded excess benefits plan described above and an unfunded deferred compensation plan. The normal retirement benefit under the prior formula is based on the highest average earnings for any 5 consecutive years during the 15 calendar years preceding retirement and length of service up to 25 years. Minimum benefit amounts are not subject to any deduction for Social security benefits. Earnings covered by this formula are the same as those shown in the above Summary Compensation Table as "Salary".

The following table shows estimated annual benefits payable under the prior formula upon normal retirement to persons in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $150,000 are payable pursuant to the excess benefits plan and the deferred compensation plan.

                                YEARS OF SERVICE
HIGHEST FIVE YEAR   ----------------------------------------
AVERAGE EARNINGS      10         15         20         25
-----------------   -------   --------   --------   --------
     $100,000       $16,000   $ 23,000   $ 31,000   $ 39,000
      150,000        24,000     35,000     47,000     59,000
      200,000        32,000     48,000     63,000     79,000
      250,000        40,000     59,000     79,000     99,000
      300,000        48,000     71,000     95,000    119,000
      350,000        56,000     84,000    111,000    139,000
      400,000        64,000     95,000    127,000    159,000
      450,000        72,000    107,000    143,000    179,000
      500,000        80,000    120,000    159,000    199,000

COMPENSATION OF DIRECTORS

Directors of the Company who are not also employees of the Company or subsidiaries receive a quarterly retainer of $1,250. In addition, they receive $1,000 for each Board or Committee meeting attended, except that for each additional meeting attended on the same day the compensation is $500. These Directors may defer payment of all or part of their fees under the Deferred Compensation Plan for Directors until they cease to be Directors.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

The Company has entered into employment contracts with Thomas W. Florsheim, Thomas W. Florsheim, Jr. and John W. Florsheim whereby, for services to be rendered, their employment will be continued until December 31, 2001, at salary levels to be determined and reviewed periodically. These contracts provide, among other things, that a lump sum amount equal to slightly less than three times his base amount compensation (as defined in Section 280G of the Internal Revenue Code) will be paid to Mr. Thomas W. Florsheim, Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim, respectively, as severance pay, in the event the Company terminates his employment without cause or he terminates his employment following a change in control of more than 15% of the shares of the Company, the replacement of two or more directors by persons not nominated by the Board of Directors, any enlargement of the size of the Board of Directors if the change was not supported by the existing Board of Directors, a merger, consolidation or transfer of assets of the Company, or a substantial change in his responsibilities. In the event Mr. Thomas W. Florsheim, Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim is prevented from performing his duties by reason of permanent disability, his normal salary will be discontinued and a disability salary of $300,000 per annum for Mr. Thomas W. Florsheim, $210,000 per annum for Thomas W. Florsheim, Jr. and $150,000 per annum for Mr. John Florsheim will be paid until December 31, 2003. Also, in the event Mr. Thomas W. Florsheim, Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim dies prior to the termination of his employment under the contract, a death benefit equal to his salary at the annual rate being paid to him at the date of death will be paid to a designated beneficiary for a three-year period. As of January 1, 1997, Mr. Thomas W. Florsheim's annual salary is $400,000, Mr. Thomas W. Florsheim's, Jr. annual salary is $280,000 and Mr. John W. Florsheim's annual salary is $200,000.

The Company entered into deferred compensation agreements with both Mr. Thomas
W. Florsheim and Mr. Robert Feitler under which each of them, or their designated beneficiaries in the event of their death, would be entitled to a deferred compensation benefit of $180,000 per year for twenty years upon reaching age 65 while employed by the Company, payable commencing upon retirement from employment with the Company or at death.

On December 1, 1995, the Board of Directors, with Mr. Florsheim and Mr. Feitler abstaining, approved the amendment of the deferred compensation agreements between the Company and Mr. Florsheim and Mr. Feitler. The amended agreements accelerate the payments which would have been made under the previous agreements. The amended agreements call for the following payments which have the same present value at a 7% discount rate as of the employee's 65th birthday as the compensation under the previous agreements.

                                         AMOUNT OF PAYMENT
                                    ---------------------------
                  DATE OF PAYMENT   MR. FLORSHEIM   MR. FEITLER
                  ---------------   -------------   -----------
                     12/01/95         $575,000       $600,000
                      2/01/96          575,000        600,000
                      2/01/97          575,000        700,000
                      2/01/98          423,751        232,432

The Company has entered into death benefit plan agreements with both Thomas W. Florsheim and Robert Feitler under which their designated beneficiaries would receive a lump sum payment of $444,727 in the event of Mr. Florsheim's or Mr. Feitler's death while they are employed by the Company. Because of these agreements, neither Mr. Florsheim nor Mr. Feitler is a participant in the Company's group term life insurance program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Norris is a director of Associated Bank Milwaukee and Mr. Feitler is a director of both Associated Bank Milwaukee and its parent, Associated Banc Corporation. Mr. Norris is a member of the Compensation Committee.

REPORT OF THE COMPENSATION AND FRINGE BENEFIT COMMITTEE AND
STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Fringe Benefit Committee and the Stock Option Committee are composed of three non-employee directors who are responsible for establishing the total compensation of the CEO and other executive officers of the Company.

The Company historically has not utilized a bonus or other similar incentive pay scheme except for the granting of stock options, which are incentives for increasing the Company's long-term growth and profitability.

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

Salaries of the CEO and other executive officers are reviewed annually and adjusted according to individual performance and ability to fulfill the position's assigned duties and responsibilities, its accountability and its impact on the operations and profitability of the Company.

The salary of the CEO was established by the Compensation and Fringe Benefit Committee ("the Committee") at $400,000 as of January 1, 1996, which represented no increase from 1995. It was also acknowledged that since the CEO is a principal shareholder of the Company, his stock ownership provides performance incentives that encourage long-term growth in value for public shareholders. A stock option was granted at market value to the CEO in 1996 to reinforce these performance incentives.

During 1996, Mr. Feitler, the then current President and Chief Operating Officer, retired as an executive officer and was replaced by Mr. Thomas W. Florsheim, Jr. Mr. John W. Florsheim was also named Executive Vice President of the Company.

Stock options have also been granted to other executive officers of the Company to link total executive compensation to stock price performance. Options were granted in 1996 to other executive officers.

This report is submitted by the members of the Compensation and Fringe Benefit Committee and the Stock Option Committee.

                                               Leonard J. Goldstein
                                               Frank W. Norris
                                               Frederick P. Stratton, Jr.

STOCK PERFORMANCE

The following line graph compares the cumulative total shareholder return on the Company's common stock during the five years ended December 31, 1996 with the cumulative return on the Nasdaq Non-Financial Stock Index and the Russell 3000-Shoes Index. The comparison assumes $100 was invested on December 31, 1991 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1997

       MEASUREMENT PERIOD       WEYCO GROUP,      NASDAQ NON-     RUSSELL 3000 -
      (FISCAL YEAR COVERED)         INC.        FINANCIAL INDEX        SHOES
1991                                100               100               100
1992                                111               109               112
1993                                134               126                89
1994                                150               121                92
1995                                166               169               105
1996                                180               206               161

                         INDEPENDENT PUBLIC ACCOUNTANTS

It is expected that Arthur Andersen LLP, the Company's independent public accountants for 1996, will be selected for 1997 by the Board of Directors immediately following the annual meeting of shareholders. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if so desired and such representative is expected to be available to respond to appropriate questions.

METHOD OF PROXY SOLICITATION

The entire cost of solicitation of proxies will be borne by the Company. The officers of the Company may solicit proxies from some of the larger shareholders, which solicitation may be made by mail, telephone, telegraph or personal interviews; these officers will not receive additional compensation for soliciting such proxies. Request will also be made of brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, soliciting material to the beneficial owners of shares held of record by such persons.

                                 OTHER MATTERS

The Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies will be voted with discretionary authority with respect to any other matters that properly may be presented to the meeting.

                             SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company no later than November 30, 1997, in order to be considered for inclusion in next year's annual meeting proxy statement.

                             WEYCO GROUP, INC. LOGO

March 24, 1997                                                JOHN F. WITTKOWSKE

Milwaukee, Wisconsin                                                   Secretary

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